Exhibit 99.1

Renovare Environmental Announces Intention to Merge with Harp Renewables and Harp Electric Engineering

CHESTNUT RIDGE, N.Y., June 24, 2022 (PRNewswire) – Renovare Environmental, Inc. (OTCPK:RENO) ("Renovare" or "Company"), a circular economy and sustainability technology services provider for the treatment of organic waste, today announced that it has signed a non-binding letter of intent to merge with Harp Renewables and its affiliate, Harp Electric Engineering (collectively "Harp").

Details of the proposed transaction and a time frame for completing the proposed merger will be announced if and when the parties execute a definitive agreement. The parties have entered into a period of exclusivity in order to negotiate the proposed transaction in good faith. Following the definitive agreement, the transaction will require approval by Renovare’s shareholders.

The letter of intent supersedes and replaces all prior oral and/or written discussions or understandings between the Company and Harp. Pursuant to the letter of intent, the Company and Harp each agree that it will not enter into any public offering, merger, combination, divestiture, financing, joint venture, sale and/or acquisition agreement. Additionally, the letter of intent provides that if the Company terminates the letter of intent, it will be required to pay Harp a breakup fee in the amount of $850,000.

About Renovare Environmental

Renovare Environmental, Inc. (OTCPK: RENO), formerly BioHiTech Global, Inc., is a technology services company providing cost-effective solutions that improve environmental outcomes. Its solutions for waste management include the biological disposal of food waste, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with organic waste transportation and can reduce or virtually eliminate landfill usage. Our unique solutions enable businesses and municipalities of all types, as well as educational and governmental facilities to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment.

About Harp

Harp Renewables, based in Ireland, is a global leader in thermophilic aerobic digestion and waste treatment solutions. Harp manufactures and sells a wide range of proprietary bio-digesters that convert food and other organic waste into a nutrient-rich, dry, safe soil product that can be used as a fertilizer, soil amendment or soil additive. Harp provides an innovative solution that provides soil regeneration, and significantly reduces the emission of CO2 and greenhouse gases. Harp Electrical Engineering has been operating since 2002 with extensive experience in large scale waste management projects across the globe.

Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of the Company related thereto contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Actual results (including, without limitation, the Company's ability to negotiate and execute a definitive merger agreement with Harp, the timing and terms for closing of the merger, the expected financial performance of the Company following the completion of the merger, the expected synergies between the Company and Harp following closing of the merger, the Company's ability to realize all or any of the anticipated benefits associated with the merger, and the Company's ability to implement its business strategy and anticipated business and operations following the merger) may differ significantly from those set forth or implied in the forward-looking statements.

Contact:

For More Information:

Please visit:

www.renovareenv.com

Company Contact:

Renovare Environmental, Inc.

O: 888.876.9300

E: info@renovareenv.com

Investors:

ir@renovareenv.com